EXHIBIT 23.2

CONSENT OF ERNST & YOUNG AB

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-31076), Form S-3 (File No. 333-109607) and Form S-3 (File No. 333-40936) of Private Media Group, Inc. of our report dated April 11, 2002, with respect to the consolidated financial statements of Private Media Group, Inc. as of December 31, 2001, and for the year then ended, in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Stockholm, Sweden

March 26, 2004

Ernst & Young AB

/s/ Tom Bjorklund